Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Hill International, Inc. on Form S-8 (No. 333-137512) of our report dated June 24, 2016, on our audit of the financial statement of Hill International, Inc. 401(k) Retirement Savings Plan as of December 31, 2015, which report is included in this Annual Report on Form 11-K to be filed on or about July 11, 2017.

/s/ EisnerAmper LLP

Iselin, New Jersey

July 11, 2017